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                                                                   EXHIBIT 10.24

                      CHANGE OF CONTROL AGREEMENT- TIER 1

     This AGREEMENT dated as of January 1, 1998, is by and between NetVantage, Inc., a Delaware corporation (the "Company") and _____________ ("Employee").

                                    RECITAL

     The board of directors of the Company has determined that it is in the best interests of the Company and its stockholders to provide to certain key executives, including Employee, benefits as provided in this Agreement in the event of a Change of Control.

THE PARTIES AGREE AS FOLLOWS:

     1.  Definitions.
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         "Annual Base Salary" means the Employee's current annualized salary rate which is in effect at the time of a Change of Control. Annual Base Salary excludes any bonus or incentive compensation whether earned or paid.

         "Change of Control" has the meaning set forth in the Definitions section of the Plan.

         "Incentive Compensation" means the entitlement of Employee to payments under the Plan in the event of a Change of Control.

         "Plan" means the NetVantage, Inc. Management Incentive Compensation Plan attached to this Agreement as Exhibit A.

     2.  Incentive Compensation.  Employee is entitled to receive compensation
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under the Plan as a Tier 1 Participant.  The Plan is incorporated by reference as an integral part of this Agreement. In order to receive any payment of Incentive Compensation Employee must at the effective time of the Change of Control be an employee in good standing of the Company.
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     3.  Severance.  If Employee's employment with the Company is terminated by
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the Company without cause within one year from the effective time of a Change of
Control, Employee shall be entitled to a lump sum severance compensation payment in the amount of Employee's Annual Base Salary.

     4.  Termination for Cause.  A termination of Employee's employment shall be
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deemed for "cause" only if it is by reason of Employee's commission of willful and material acts of neglect, dishonesty, fraud or other acts involving moral turpitude which materially and adversely affect the business or affairs of the Company or if the Employee is insubordinate or if the Employee demonstrates repeated failure to perform duties assigned. If such termination is for cause then all rights and obligations of the parties under this Agreement shall cease upon the effective date of termination, including any right Employee may have had to Incentive Compensation.

     5.  At Will Employment and Severance.  Employee acknowledges that
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Employee's employment with the Company is at will, and that there is no employment agreement between the Company and Employee, express or implied. Any prior agreement, formal or informal, oral or written, with respect to the subject matter of employment on a basis other than at will is hereby superseded in its entirety. Any prior agreement, formal or informal, oral or written, with respect to the subject matter of employee severance other than as included in this agreement is hereby superseded in its entirety.

     6.  Miscellaneous Provisions.
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         6.1  Governing Law.  This Agreement is governed by the laws of the
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State of California.

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         6.2  Modification.  This Agreement may only be modified by an
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instrument in writing signed by both parties.

         6.3  Binding Effect.  This Agreement shall be binding upon and inure to
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the benefit of the parties and their successors, assigns, heirs and legal representatives.

     In witness whereof the parties have entered into this Agreement as of the date first above written.


                                    NetVantage, Inc.

                                    By
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                                        Stephen R. Rizzone, President


                                    Employee

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